UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012 (April 25, 2012)
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HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300 Dallas, Texas (Address of principal executive offices)		75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below in Item 5.07, on April 25, 2012, Holly Energy Partners, L.P. (the “Partnership”) held a special meeting of the unitholders of the Partnership (the “Special Meeting”), at which the Partnership’s unitholders approved an amendment and restatement of the Partnership’s Long-Term Incentive Plan (as it has been amended from time to time, the “LTIP”). The Amended and Restated LTIP (the “Restated LTIP”) (i) increases the number of common units available for delivery with respect to awards under the LTIP to 1,250,000 common units, (ii) adds a prohibition on repricing of unit options and unit appreciation rights without approval of the Partnership’s unitholders, except in the case of adjustments implemented to reflect certain Partnership transactions and (iii) incorporates prior amendments to the LTIP as well as certain other non-material ministerial changes. Upon its approval by the Partnership’s unitholders, the Restated LTIP became effective as of February 10, 2012, the date of its approval by the board of directors of Holly Logistic Services, L.L.C. (the “Company”), the general partner of HEP Logistics Holdings, L.P., which is the general partner of the Partnership.

The Restated LTIP provides for the granting of unit options, unit appreciation rights, restricted units, phantom units, unit awards and substitute awards (collectively, “Awards”). The purpose of the Restated LTIP is to promote the Partnership’s interest by providing Awards that encourage superior performance. The Restated LTIP is also intended to enhance the Company’s ability to attract and retain the services of individuals who are essential for the Partnership’s growth and profitability and to encourage those individuals to devote their best efforts to advancing the Partnership’s business.

The Restated LTIP is generally administered by the Compensation Committee (the “Committee”) of the board of directors of the Company. The Committee has the full authority, subject to the terms of the Restated LTIP, to establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Restated LTIP, to designate participants under the Restated LTIP, to determine the number of common units to be covered by Awards, to determine the type or types of Awards to be granted to a participant, and to determine the terms and conditions of any Award. The Committee may, but is not required to, delegate its authority with respect to granting Awards to the Chief Executive Officer of the Company, subject to such limitations as the Committee may impose on any such delegation. All employees, consultants and directors of the Company and its affiliates that perform services for the Partnership are eligible to be selected to participate in the Restated LTIP.

The foregoing description of the Restated LTIP is not complete and is qualified in its entirety by reference to the Restated LTIP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On April 25, 2012, the Partnership held its Special Meeting. The proposals submitted to the Partnership’s unitholders at the Special Meeting were as follows:

•	Proposal 1 — the approval of an amendment and restatement of the Holly Energy Partners, L.P. Long-Term Incentive Plan (as it has been amended from time to time) (the “LTIP Proposal”), and
•
Proposal 2 — the approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the LTIP Proposal (the “Adjournment Proposal”).

A more detailed summary of each proposal is set forth in the Partnership’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on March 30, 2012.

A total of 21,296,395 common units of the Partnership were present or represented by proxy at the Special Meeting, representing approximately 77.8% of the outstanding common units of the Partnership as of the March 23, 2012 record date for the Special Meeting.

Proposal 1 — LTIP Proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
21,035,104	203,652	57,639	N/A

Proposal 2 — Adjournment Proposal:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,934,419	339,018	22,958	N/A

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	— Holly Energy Partners, L.P. Long-Term Incentive Plan (As Amended and Restated Effective February 10, 2012).
.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
HOLLY ENERGY PARTNERS, L.P.

By:    HEP Logistics Holdings, L.P.,
its General Partner

By:    Holly Logistic Services, L.L.C.,
its General Partner

By:    /s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and
Chief Financial Officer

Date: April 30, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title

10.1	— Holly Energy Partners, L.P. Long-Term Incentive Plan (As Amended and Restated Effective February 10, 2012).